Exhibit 10.1

EXECUTION VERSION

TERM LOAN NOTE

$350,000,000.00	December 17, 2017

FOR VALUE RECEIVED, VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. (together with its successors and assigns, the “Lender”), in lawful money of the United States of America in accordance with the provisions of this Term Loan Note (including all renewals, extensions, increases or other modifications hereof from time to time, this “Note”), the principal amount of the Term Loan (defined below) made by the Lender to the Borrower under this Note, with interest on the unpaid principal balance at the rate and on the terms provided in this Note. On or prior to the Funding Date (defined below), the obligations under this Note shall be guaranteed pursuant to the terms of the Subsidiary Guaranty (defined below).

Subject to the terms and conditions set forth herein, the Lender shall make a term loan (the “Term Loan”) in a single advance to the Borrower in U.S. dollars on the Funding Date in an aggregate amount not to exceed Three Hundred Fifty Million Dollars ($350,000,000). No portion of the Term Loan may be reborrowed after repayment or prepayment thereof. Notwithstanding anything to the contrary contained herein, if the Funding Date shall not have occurred on or prior to December 31, 2017, this Note and all obligations of the Lender to make the Term Loan hereunder shall expire.

The Borrower shall repay to the Lender on the date that is six (6) months after the Funding Date or, if such date is not a Business Day (defined below), on the next preceding Business Day (or such earlier date if such amounts have been declared or automatically have become due and payable as provided hereunder) (such date, the “Maturity Date”) the aggregate principal amount of the Term Loan outstanding on such date (together with any unpaid accrued interest thereon). All sums received by the Lender from the Borrower may be applied to interest, fees, principal, or any other amounts due to the Lender hereunder in any order at the Lender’s sole discretion. The Borrower shall make all payments required hereunder not later than 12:00 noon, Eastern time (daylight or standard, as applicable), on the date of payment in immediately available funds in U.S. dollars. All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. The Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than (a) taxes imposed on the Lender’s income, branch profits taxes and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized (or in which its applicable lending office is located) or any political subdivision thereof and (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of the Lender with respect to its interest in the Term Loan pursuant to a law in effect on the Effective Date (defined below)).

The Borrower may, upon irrevocable written notice to the Lender on the date of such prepayment, at any time or from time to time voluntarily prepay the Term Loan on any Business Day, in whole or in part without premium or penalty.

The Borrower will pay the Lender, on demand, for the Lender’s increased costs or reduction in any sum received or receivable by the Lender arising from any Change in Law (defined below) which are allocated to this Note, the Term Loan and any other credit outstanding under or arising in connection with this Note and/or the Term Loan, without duplication for any taxes payable pursuant to the third paragraph of this Note. The allocation will be made as determined by the Lender, using any reasonable method. Such costs may include, without limitation, any reserve or deposit requirements and any capital requirements relating to the Lender’s assets and commitments for credit (taking into consideration the Lender’s policies with respect to capital adequacy). Failure or delay on the part of the Lender to demand compensation pursuant to this paragraph shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this paragraph for any such increased costs incurred or such reduction suffered more than six months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). “Change in Law” means the occurrence, after the Effective Date, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

Interest on any portion of the Term Loan bearing interest at the LIBOR Daily Floating Rate (defined below) shall be due and payable in arrears on the last Business Day of each calendar month and on the Maturity Date and at such other times as may be specified herein. Interest on any portion of the Term Loan bearing interest at the Eurodollar Rate (defined below) shall be due and payable on the last day of the Interest Period applicable to such portion of the Term Loan and on the Maturity Date; provided, however, that if any Interest Period for any portion of the Term Loan exceeds three (3) months, interest with respect to such portion of the Term Loan shall be due and payable on the respective dates that fall every three (3) months after the beginning of such Interest Period. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any insolvency or bankruptcy proceeding.

Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate per annum that is equal to (a) at the Borrower’s election, either (i) the LIBOR Daily Floating Rate or (ii) the Eurodollar Rate plus (b) 1.25% (clauses (a) and (b) collectively, the “Interest Rate”). As used herein, “LIBOR Daily Floating Rate” means the fluctuating rate of interest, which can change on each Business Day, equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the date in question for U.S. dollar deposits with a term equivalent to a one (1) month term beginning on that date; provided that (i) to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice and (ii) to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender; provided, further, that, if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Note. As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Lender’s office is located and is also a day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank eurodollar market. Interest shall be computed on the basis of a three hundred sixty (360)-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by three hundred sixty (360) to determine the daily periodic rate to be applied for each day in the applicable period. As used herein, “Eurodollar Rate” means, for any Interest Period, the rate per annum equal to LIBOR, or a comparable or successor rate which rate is approved by the Lender in consultation with the Borrower, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for U.S. dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, further, that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Note. As used herein, “Interest Period” means, as to any portion of the Term Loan bearing Interest at the Eurodollar Rate, the period commencing on the date that the applicable portion of the Term Loan is disbursed or converted to or continued as a loan bearing interest at the Eurodollar Rate and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in writing to the Lender; provided that (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

The advance of the Term Loan, and each conversion to or continuation of any portion of the Term Loan bearing interest at the Eurodollar Rate, shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by: (A) telephone or (B) in writing (including email actually received by the Lender); provided that any telephonic notice must be confirmed immediately by delivery to the Lender of written notice (including email actually received by the Lender). Each such written notice must be received by the Lender not later than 1:00 p.m., Eastern time (daylight or standard, as applicable), (i) three (3) Business Days prior to the requested date of any borrowing of, conversion to or continuation of, any portion of the Term Loan bearing interest at the Eurodollar Rate or (ii) on the requested date of any borrowing of, conversion to or continuation of any portion of the Term Loan bearing interest at the LIBOR Daily Floating Rate. At any time, there shall not be more than six (6) Interest Periods with respect to the aggregate outstanding principal amount of the Term Loan. In the event that the Borrower fails to continue the application of the Eurodollar Rate to any portion of the Term Loan in accordance with the foregoing prior to the end of the applicable Interest Period, such portion of the Term Loan shall bear interest at the LIBOR Daily Floating Rate at the end of such Interest Period.

In addition to all other rights contained in this Note, if an Event of Default (defined below) occurs and as long as such Event of Default continues and if so required by the Lender, all outstanding obligations under this Note shall bear interest at the Interest Rate plus two percent (2%).

In the event that the Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that (i) by reason of circumstances affecting the London or other applicable interbank market, adequate and fair means do not exist for ascertaining the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, or (ii) the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, for any proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding the portion of the Term Loan bearing interest thereat, the Lender shall give notice (by facsimile or by telephone confirmed in writing) to the Borrower of such determination, whereupon (x) no portion of the Term Loan may bear interest at, or be converted to bear interest at, the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, until such time as the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, and (y) any written notice given by the Borrower to the Lender with respect to application of the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, in respect of any portion of the Term Loan shall be deemed to be rescinded by the Borrower and all applicable portions of the Term Loan shall bear interest at a successor rate determined by the Lender in consultation with the Borrower.

In the event that the Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower) that any portion of the Term Loan bearing interest at either the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, (i) has become unlawful as a result of compliance by the Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Funding Date which materially and adversely affect the London interbank market or the position of the Lender in that market, then, and in any such event, the Lender shall give notice (by facsimile or by telephone confirmed in writing) to the Borrower of such determination. Thereafter (1) the ability of the Borrower to elect for any portion of the Term Loan to bear interest at the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, shall be suspended until such notice shall be withdrawn by the Lender, (2) to the extent such determination by the Lender relates to any interest election then being requested by the Borrower pursuant to a written notice by the Borrower to the Lender, the Lender shall cause such portion of the Term Loan to bear interest at a successor rate determined by the Lender in consultation with the Borrower, (3) the Lender’s obligation to cause any portion of the Term Loan to bear interest at the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable (the “Affected Portion”), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Portion or when required by law, and (4) the Affected Portion shall automatically convert or continue at the LIBOR Daily Floating Rate, if lawful, or otherwise to a the successor rate selected by the Lender in consultation with the Borrower.

The Borrower shall compensate the Lender, upon written request by the Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by the Lender to lenders of funds borrowed by it to make or carry any portion of the Term Loan at the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, and any loss, expense or liability sustained by the Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which the Lender sustains: (i) if for any reason (other than a default by the Lender) application of the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, to any portion of the Term Loan does not occur on a date specified therefor in written notice or a telephonic request by the Borrower or conversion to or continuation of the applicable rate for any portion of the Term Loan does not occur on a date specified therefor in such written or telephonic request or notice; (ii) if any prepayment or other principal payment of, or any conversion from Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, as the applicable rate with respect to any portion of the Term Loan occurs on any day other than the last day of an Interest Period applicable to such portion of the Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any portion of the Term Loan bearing interest at the Eurodollar Rate or the LIBOR Daily Floating Rate, as applicable, is not made on any date specified in any notice of prepayment given by the Borrower. A certificate of the Lender setting forth in reasonable detail the amount or amounts necessary to compensate the Lender and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

Calculation of all amounts payable to the Lender under the foregoing two (2) paragraphs with respect to any portion of the Term Loan bearing interest at the Eurodollar Rate shall be made as though the Lender had actually funded each of the relevant portions of the Term Loan at the Eurodollar Rate through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such portion of the Term Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of the Lender to a domestic office of the Lender in the United States; provided, however, that the Lender may fund any portion of the Term Loan bearing interest at the Eurodollar Rate in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under the foregoing two (2) paragraphs.

The Borrower represents and warrants that (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such authorization, except where the failure to so be authorized could not reasonably be expected to have a Materially Adverse Effect (defined below), (b) the Borrower has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; (c) the Borrower has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver and perform this Note in accordance with the terms hereof and to consummate the transactions contemplated hereby; (d) the Borrower has obtained all Necessary Authorizations (defined below), and all such Necessary Authorizations are in full force and effect, except to the extent the failure to obtain such Necessary Authorizations or the failure to keep such Necessary Authorizations in full force and effect could not reasonably be expected to have a Materially Adverse Effect; (e) the Term Loan evidenced by this Note is permitted under that certain Credit Agreement dated December 21, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect immediately prior to the Effective Date, the “Syndicated Credit Agreement”) by and among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and SunTrust Bank, as Administrative Agent and Issuing Bank (in each case, as defined therein); and (f) the terms of this Note, the Borrower’s execution and delivery of this Note and the Borrower’s performance of its obligations under this Note do not conflict with the Syndicated Credit Agreement.

Notwithstanding anything to the contrary contained herein, the following terms as used in this Note shall have the meanings assigned to such terms, mutatis mutandis, in the Syndicated Credit Agreement: “2007 Indenture”; “Authorized Signatory”; “Credit Parties”; “Governmental Authority”; “Guarantors”; “Materially Adverse Effect”; “Necessary Authorizations”; “Person”; “Responsible Officer”; “Sanctioned Country”; “Sanctioned Person”; “Sanctions”; “Subsidiary”.

(A) The representations and warranties contained in Section 5.1 of the Syndicated Credit Agreement (together with the survival of representations provisions in Section 5.2 of the Syndicated Credit Agreement, the “Incorporated Representations”), the covenants contained in Articles 6 and 7 (but excluding Section 7.1) of the Syndicated Credit Agreement (the “Incorporated Covenants”), the events of default contained in Section 8.1 of the Syndicated Credit Agreement (the “Incorporated Events of Default”) and all other relevant provisions of the Syndicated Credit Agreement related thereto, including without limitation the defined terms contained in the Syndicated Credit Agreement which are used in the Incorporated Representations, the Incorporated Covenants and the Incorporated Events of Default (the Incorporated Representations, the Incorporated Covenants and the Incorporated Events of Default, collectively, the “Incorporated Syndicated Credit Agreement Terms”) and (B) the covenants and agreements contained in Section 1006 of the 2007 Indenture as in effect immediately prior to the Effective Date (the “Incorporated 2007 Indenture Terms”; together with the Incorporated Syndicated Credit Agreement Terms, the “Incorporated Terms”), and all other relevant provisions of the 2007 Indenture related thereto, including without limitation the defined terms contained in the 2007 Indenture which are used in the Incorporated 2007 Indenture Terms, are hereby incorporated herein by reference to the same extent and with the same effect as if set forth fully herein, mutatis mutandis, and shall inure to the benefit of the Lender. The Borrower affirms and represents and warrants to the Lender that the Incorporated Representations are true and correct in all material respects as of the Funding Date and as of each additional date that such representations and warranties are required to be made under any Loan Document (defined below), as if set forth therein, and the Borrower acknowledges and agrees that the Incorporated Covenants and the Incorporated Events of Default shall be as binding on the Credit Parties on the Funding Date and thereafter until the Maturity Date as if set forth fully herein; provided that (i) the Incorporated Syndicated Credit Agreement Terms shall run in favor of the Lender (rather than the Administrative Agent and lenders under the Syndicated Credit Agreement as literally provided in the Syndicated Credit Agreement), (ii) the Incorporated 2007 Indenture Terms shall run in favor of the Lender (rather than the trustee with respect to, or the holders of the, securities issued under the 2007 Indenture as literally provided in the 2007 Indenture), (iii) in the event that the Lender ceases to be a “Lender” under the Syndicated Credit Agreement, or the Syndicated Credit Agreement is terminated for any reason, or if the Syndicated Credit Agreement is amended, restated, supplemented, modified, waived, refinanced, repaid, terminated or replaced by another credit agreement, the term “Syndicated Credit Agreement” as used herein shall be deemed to be as in effect immediately prior to the Effective Date notwithstanding the Lender ceasing to be a Lender under the Syndicated Credit Agreement or such amendment, restatement, supplement, modification, waiver, refinancing, repayment, termination or replacement, as applicable, in each case with all such provisions thereof remaining in effect for purposes of this Note, (iv) any amendment, waiver or modification under the Syndicated Credit Agreement with respect to any of the Incorporated Syndicated Credit Agreement Terms shall not be given effect for purposes of any such Incorporated Term under this Note and the Loan Documents unless either (x) the Lender approved such amendment, waiver or modification in its capacity as a lender under the Syndicated Credit Agreement or (y) the Lender acknowledges and agrees that such amendment, waiver or modification is given effect with respect to the Incorporated Syndicated Credit Agreement Terms for purposes of this Note and the other Loan Documents; (v) capitalized terms used in the Incorporated Syndicated Credit Agreement Terms that are defined in both the Syndicated Credit Agreement and this Note shall have the meanings assigned to such terms in this Note unless otherwise indicated herein; and (vi) capitalized terms used in the Incorporated 2007 Indenture Terms that are defined in both the 2007 Indenture and this Note shall have the meanings assigned to such terms in this Note unless otherwise indicated herein. The Borrower and the Lender acknowledge and agree that the covenants made by the Borrower in this paragraph, and all Events of Default to which it is subject under this paragraph, are subject to all applicable cure and grace periods expressly provided for in the Syndicated Credit Agreement. Any financial statements, certificates or other documents received by the Lender under the Syndicated Credit Agreement shall be deemed delivered to the Lender hereunder; provided, that if the Lender is not a lender under the Syndicated Credit Agreement, the Borrower shall cause all such financial statements, certificates and other documents to be delivered to the Lender.

This Note shall become effective upon receipt by the Lender of each of the following items, in form and substance satisfactory to the Lender (any day upon which such conditions precedent are satisfied, the “Effective Date”):

(a)    counterparts of this Note, duly executed by a Responsible Officer of the Borrower and by the Lender;

(b)    a certificate signed by an Authorized Signatory of the Borrower, including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, together with appropriate attachments which shall include the following: (A) a copy of the certificate of incorporation or formation, articles of organization, or similar organizational document of the Borrower certified to be true, complete and correct by the Secretary of State (or relevant equivalent office) of the State of the Borrower’s incorporation or formation, (B) a true, complete and correct copy of the bylaws, operating agreement, partnership agreement, limited liability company agreement, or similar organizational document of the Borrower, (C) a true, complete and correct copy of the resolutions (including, without limitation, board resolutions and shareholder resolutions, as applicable) of the Borrower authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is party authorizing the borrowing of the Term Loan, and (D) certificates of good standing, existence, or similar appellation from each jurisdiction in which such Person is organized;

(c)    customary legal opinions of Womble Bond Dickinson (US) LLP, counsel to the Borrower, addressed to the Lender, covering the transactions contemplated by the Loan Documents dated as of the Effective Date; and

(d)    an officer’s certificate executed by the treasurer of the Borrower certifying (A) the solvency of the Credit Parties, taken as a whole, as of the Effective Date, (B) that as of the Effective Date, (x) all of (1) the Incorporated Representations and (2) the representations and warranties of the Borrower and each Guarantor under this Note and the other Loan Documents to which it is party are true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects and except (i) in the case of any such representation or warranty that expressly relates to a prior date, in which case such representation or warranty shall be so true and correct on and as of such prior date and (ii) the Incorporated Representations set forth in Section 5.1(j) of the Syndicated Credit Agreement), and (y) no Default or an Event of Default is in existence, (C) that no change in the business, financial condition, results of operations, liabilities (contingent or otherwise), or properties of the Borrower and its Subsidiaries (taken as a whole) shall have occurred since December 31, 2016, which change has had or would be reasonably expected to have a Materially Adverse Effect, and (D) that (x) all material Necessary Authorizations are in full force and effect, are not subject to any pending or threatened reversal or cancellation, and all applicable waiting periods have expired, and that there is no ongoing investigation or inquiry by any Governmental Authority regarding the Term Loan or the Loan Documents and (y) attached thereto are true, correct, and complete copies of all such material Necessary Authorizations, if any.

The obligation of the Lender to make the Term Loan is subject to satisfaction of the following conditions precedent (any Business Day upon which such conditions precedent are satisfied, the “Funding Date”):

(a)     the Lender shall have received, by no later than 1:00 p.m. Eastern standard time on the date on which the funding of the Term Loan is requested, a request for the Term Loan duly executed by an Authorized Signatory of the Borrower with disbursement instructions attached thereto;

(b)     there shall not have occurred any change, occurrence or development since December 31, 2016 that has had or would be reasonably expected to have a Materially Adverse Effect;

(c)     all of (1) the Incorporated Representations and (2) the representations and warranties of the Borrower under this Note and the other Loan Documents shall be true and correct in all material respects both before and after giving effect to the making of the Term Loan (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects and except (i) in the case of any such representation or warranty that expressly relates to a prior date, in which case such representation or warranty shall be so true and correct on and as of such prior date and (ii) the Incorporated Representations set forth in Section 5.1(j) of the Syndicated Credit Agreement);

(d)     there shall not exist on the date of the making of the Term Loan and after giving effect thereto, an Event of Default;

(e)    to the extent not previously covered by a previously delivered legal opinion by Womble Bond Dickinson (US) LLP, counsel to the Borrower, customary legal opinions of such law firm addressed to the Lender, covering the transactions contemplated by the Loan Documents dated after the Effective Date;

(f)     a certificate signed by an Authorized Signatory of each Guarantor, including a certificate of incumbency with respect to each Authorized Signatory of such Guarantor, together with appropriate attachments which shall include the following: (A) a copy of the certificate of incorporation or formation, articles of organization, or similar organizational document of such Person certified to be true, complete and correct by the Secretary of State (or relevant equivalent office) of the State of such Person’s incorporation or formation, (B) a true, complete and correct copy of the bylaws, operating agreement, partnership agreement, limited liability company agreement, or similar organizational document of such Person, (C) a true, complete and correct copy of the resolutions (including, without limitation, board resolutions and shareholder resolutions, as applicable) of such Person authorizing the execution, delivery and performance by such Person of the Loan Documents and (D) certificates of good standing, existence, or similar appellation from each jurisdiction in which such Person is organized;

(f)    a guaranty agreement with respect to the obligations under the Loan Documents in form and substance reasonably acceptable to the Lender, duly executed by each Guarantor with respect to the obligations under Syndicated Credit Agreement and by the Lender (the “Subsidiary Guaranty”); and

(g)    the Effective Date shall have occurred.

The proceeds of the Term Loan shall be used for general corporate purposes not in contravention of applicable laws; provided that none of the proceeds of the Term Loan shall be used to pay any fees of Merrill Lynch, Pierce, Fenner & Smith Incorporated. None of the proceeds of the Term Loan shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Term Loan a “Purpose Credit” within the meaning of Regulation U. The proceeds of the Term Loan shall not be used for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party.

In the event that any Subsidiary of the Borrower that is not already a Guarantor becomes a guarantor with respect to the obligations under the Syndicated Credit Agreement, such Subsidiary shall promptly (and in any event within ten (10) Business Days) become a Guarantor hereunder by executing and delivering a joinder agreement with respect to the Subsidiary Guaranty that is in form and substance reasonably acceptable to the Lender.

The Borrower shall pay (i) all reasonable out-of-pocket fees and expenses incurred by the Lender and its affiliates (including, but not limited to, (a) the reasonable fees, disbursements and other charges of one primary counsel for the Lender and, to the extent necessary, of one special counsel retained by the Lender in each relevant specialty and of one local counsel retained by the Lender in each relevant jurisdiction, and (b) due diligence expenses) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Note, the Subsidiary Guaranty and any other related document (collectively, the “Loan Documents”), or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Note and the other Loan Documents, or (B) in connection with the Term Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loan.

The Borrower shall indemnify the Lender and any of its affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, disbursements and other charges of (w) one primary counsel for all Indemnitees, taken as a whole, (x) to the extent necessary, one special counsel for all Indemnitees, taken as a whole, in each relevant specialty, (y) to the extent necessary, one local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction, and (z) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated Indemnitees, taken as a whole (and to the extent necessary, (1) one special counsel to each group of similarly situated Indemnitees, taken as a whole, in each relevant specialty, and (2) one local counsel to each group of similarly situated Indemnitees, taken as a whole, in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any person, entity or governmental authority (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Note and the other Loan Documents, (ii) the use or proposed use of the proceeds of the Term Loan evidenced by this Note or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and/or any of its affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The provisions of this paragraph shall survive termination of the commitments hereunder and repayment, satisfaction and discharge of the Term Loan and all other obligations hereunder or under any of the Loan Documents.

Any of the following shall constitute an Event of Default (each, an “Event of Default”): (i) the Borrower fails to pay (A) when and as required to be paid herein, any amount of principal of, or any interest on, the Term Loan, (B) within three days after the same becomes due, any fee due hereunder or (C) within five days after the same becomes due, any other amount payable hereunder; or (ii) except as otherwise provided in the foregoing clause (i), the Borrower shall fail to observe or perform any covenant or agreement contained in this Note (including without limitation the Incorporated Covenants) or any other Loan Document and such failure continues for (A) with respect to any Incorporated Terms, the applicable cure or grace period, if any, expressly provided in the Syndicated Credit Agreement or the 2007 Indenture, as applicable and (B) with respect to any covenant or agreement hereunder that is not an Incorporated Term, ten days; or (iii) any representation or warranty made or deemed to be made by the Borrower or by any other Credit Party or by any of their respective officers under this Note (including without limitation the Incorporated Representations) or any certificate or other document submitted to the Lender by any such person pursuant to the terms of this Note shall be incorrect in any material respect when made or deemed to be made or submitted; or (iv) any provision of this Note or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations under this Note, ceases to be in full force and effect, or the Borrower or any other person or entity contests in any manner the validity or enforceability of any provision of this Note; or the Borrower denies that it has any or further liability or obligation under any provision of this Note or purports to revoke, terminate or rescind this Note; (v) with respect to the Syndicated Credit Agreement, the Borrower or any of its Subsidiaries fails to observe or perform any other agreement or condition relating thereto or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the administrative agent or lenders with respect thereto (or a trustee or agent on behalf of such administrative agent or lenders with respect thereto) to cause, with the giving of notice if required, the loans and other obligations thereunder to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), unless the Lender approved a waiver of such event or circumstance in its capacity as a lender under the Syndicated Credit Agreement; or (vi) there exists an Incorporated Event of Default unless the Lender approved a waiver of such Incorporated Event of Default in its capacity as a lender under the Syndicated Credit Agreement.

Upon the occurrence of any an Event of Default hereunder arising upon the occurrence of an Incorporated Event of Default under Sections 8.1(g) or (h) of the Syndicated Credit Agreement automatically, and (b) upon the occurrence and during the continuance of any other Event of Default (including without limitation any Incorporated Event of Default), upon notice by the Lender to the Borrower, (i) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Credit Parties: (A) the unpaid principal amount of and accrued interest on the Term Loan and (B) all other obligations due and owing under any of the Loan Documents. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been waived in writing by the Lender or cured to the satisfaction of the Lender.

All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt, unless otherwise specified herein. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, electronic mail with confirmation of receipt requested, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices; provided that Notices given by electronic mail or facsimile transmission shall be effective upon electronic or facsimile confirmation of receipt or upon acknowledgement as otherwise agreed in writing between the Lender and the Borrower. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth below or to such other address as any party may give to the other for such purpose in accordance with this paragraph:

To the Borrower:	Vulcan Materials Company 1200 Urban Center Drive Birmingham, Alabama 35242 Attention: Treasury Services Telecopy No.: 205-298-2962

with a copy to (which shall not constitute notice):	Vulcan Materials Company 1200 Urban Center Drive Birmingham, Alabama Attention: Treasury Services Attention: Sam Todd, Esq.

To the Lender:

David B. Jackson

Senior Vice President

Bank of America, N.A.

Mail Code: GA1-006-13-15

600 Peachtree St., N.E., 13th Floor

Atlanta, GA 30308

Telecopy: 404-607-6343

Phone: 404-607-5854

e-mail: david.b.jackson@baml.com

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

No provision of this Note may be waived, amended, supplemented or modified, except by a written instrument executed by the Borrower and the Lender. This Note, the other Loan Documents and that certain Commitment Letter, dated as of December 17, 2017, between the Borrower and the Lender together embody the entire agreement and understanding among the Borrower and the Lender with respect to the Term Loan and supersede all prior agreements and understandings relating to the specific matters hereof.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EACH OF THE BORROWER AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER AND THE LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWER AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THE LENDING TRANSACTION EVIDENCED BY THIS NOTE BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATION OF THE BORROWER IN THIS PARAGRAPH.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

VULCAN MATERIALS COMPANY, a New Jersey corporation

By:	/s/ C. Wes Burton, Jr.
Name:	C. Wes Burton, Jr.
Title:	Vice President and Treasurer

TERM LOAN NOTE

VULCAN MATERIALS COMPANY

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

BANK OF AMERICA, N.A., as Lender

By:	/s/ David B. Jackson
Name:	David B. Jackson
Title:	Senior Vice President

TERM LOAN NOTE

VULCAN MATERIALS COMPANY